Yellowcake Mining Inc.
720 – 999 West Broadway, Vancouver, British Columbia V5Z 1K5
(604) 685-4048

May 15, 2009

VIA E-MAIL & COURIER

American Nuclear Fuels (Colorado) LLC
6 Cherry Lane Drive
Cherry Hills Village
Colorado    80113-4210

Attention:

Dear Sirs/Mesdames:

Re: Termination of Master Agreement and Lease and Option Agreements

We hereby notify you that we have terminated the Lease and Option Agreements with the claimholders of the properties that are defined as the “Mining Properties” in the Master Agreement Concerning Lease and Option for Purchase and Sale of Mining Properties between Yellowcake Mining Inc. and American Nuclear Fuels (Colorado) LLC (the “Agreement.”) Pursuant to section 8.2 of the Agreement, the termination of the said Lease and Option Agreements terminates the Agreement.

We also hereby terminate the negotiations and understanding referred to in your letter to me dated February 26, 2009 regarding the status of negotiations respecting the Beck Project-Uravan Mineral Belt.

Yours truly,

YELLOWCAKE MINING INC.

/s/ William J. Tafuri

William J. Tafuri
President, Chief Executive Officer
and Chief Financial Officer